                                                                    EXHIBIT 8.1

       LIST OF CONSOLIDATED AND ASSOCIATED COMPANIES AT DECEMBER 31, 2001

                                                                                          SHARE HELD (IN %)            OWNERSHIP
                                                                                    --------------------------         INTEREST
                                                                                     DIRECTLY       INDIRECTLY          (IN %)
                                                                                    ----------      ----------        ----------
NAME OF COMPANY                                            COUNTRY                     2001             2001             2001
---------------                                   -------------------------         ----------      ----------        ----------
A. FULLY CONSOLIDATED

Aidi Center S.P.R.L.                              Belgium .................               --            100.0            100.0
Albatros S.A.                                     Belgium .................               --            100.0            100.0
Alfa-Beta Vassilopoulos S.A.                      Greece ..................               --             50.6             50.6
Aniserco S.A.                                     Belgium .................             72.2             27.8            100.0
Athenian Real Estate Development, Inc.            United States ...........               --            100.0            100.0
Atlas A.S.                                        Czech Republic ..........               --            100.0            100.0
ATTM Consulting and Commercial, Ltd.              Cyprus ..................             51.0               --             51.0
Birdshop S.P.R.L.                                 Belgium .................               --            100.0            100.0
Boney Wilson & Sons, Inc.                         United States ...........               --            100.0            100.0
Boxer S.P.R.L.                                    Belgium .................               --            100.0            100.0
Delanthuis N.V.                                   Belgium .................             86.0             14.0            100.0
Delhaize America, Inc.                            United States ...........             80.6             19.4            100.0
Delhaize Finance B.V.                             The Netherlands .........               --            100.0            100.0
Delhaize Insurance Corp., Inc.                    United States ...........               --            100.0            100.0
Delhaize The Lion America, Inc.                   United States ...........            100.0               --            100.0
Delhaize The Lion Asia, Ltd.                      Hong Kong ...............            100.0               --            100.0
Delhaize The Lion Coordination Center S.A.        Belgium .................            100.0               --            100.0
Delhaize "The Lion" Nederland B.V.                The Netherlands .........               --            100.0            100.0
Delhaize The Lion Pacific                         Thailand ................            100.0               --            100.0
Delhome S.A.                                      Belgium .................             80.0             20.0            100.0
Delimmo S.A.                                      Belgium .................            100.0               --            100.0
Delnemo A.S.                                      Czech Republic ..........               --            100.0            100.0
Delrest, Inc.                                     United States ...........               --            100.0            100.0
Delshop S.A.                                      Belgium .................            100.0               --            100.0
Delvita A.S.                                      Czech Republic ..........               --            100.0            100.0
Delvita S.R.O.                                    Slovakia ................               --            100.0            100.0
ENA S.A.                                          Greece ..................               --            100.0             50.6
Essex Realty Corp.                                United States ...........               --            100.0            100.0
FL Food Lion, Inc.                                United States ...........               --            100.0            100.0
Food Lion, LLC                                    United States ...........               --            100.0            100.0
Food Lion (Thailand), Inc.                        United States ...........               --            100.0            100.0
Food Lion (Thailand) Limited                      Thailand.................               --            100.0            100.0
Frippiat S.A.                                     Belgium .................               --            100.0            100.0
Gillo S.P.R.L.                                    Belgium .................               --            100.0            100.0
Hannabro, Co.                                     United States ...........               --            100.0            100.0
Hannaford Bros., Co.                              United States ...........               --            100.0            100.0
Hannaford Licensing Corp.                         United States ...........               --            100.0            100.0
Hannaford Procurement Corp.                       United States ...........               --            100.0            100.0
Hannaford Trucking Company                        United States ...........               --            100.0            100.0
Hancot, Inc.                                      United States ...........               --            100.0            100.0
Jan Van Gent S.P.R.L                              Belgium .................               --            100.0            100.0
Kash n' Karry Food Stores, Inc.                   United States ...........               --            100.0            100.0
Lion Garden Food Company                          Thailand ................               --            100.0            100.0
Martin's Food of South Burlington, Inc.           United States ...........               --            100.0            100.0
Mega Doi                                          Romania .................               --             86.0             51.0
Mega Dolphin                                      Romania .................               --             59.3             51.0
Mega Image                                        Romania .................               --             51.0             51.0
NP Lion Leasing & Consulting, Ltd.                Cyprus ..................             51.0               --             51.0
Plain Street Properties, Inc.                     United States ...........               --            100.0            100.0
Points Plus Punten S.A.                           Belgium .................            100.0               --            100.0
Progressive Distributors, Inc.                    United States ...........               --            100.0            100.0
P.T. Lion Super Indo                              Indonesia ...............               --             51.0             51.0
Redelcover S.A.                                   Luxembourg ..............               --            100.0            100.0
Regab B.V.                                        The Netherlands .........               --            100.0            100.0
Risk Management Services, Inc.                    United States ...........               --            100.0            100.0
Serdelco S.A.                                     France ..................               --            100.0            100.0
Shop 'N Save--Mass., Inc.                         United States ...........               --            100.0            100.0
SID S.A.                                          Belgium .................               --            100.0            100.0

                                                                                          SHARE HELD (IN %)            OWNERSHIP
                                                                                    --------------------------         INTEREST
                                                                                     DIRECTLY       INDIRECTLY          (IN %)
                                                                                    ----------      ----------        ----------
NAME OF COMPANY                                            COUNTRY                     2001             2001             2001
---------------                                   -------------------------         ----------      ----------        ----------
Svermark B.V.                                     The Netherlands .........               --            100.0            100.0
Super Discount Markets, Inc.                      United States ...........               --             60.0             60.0
Super Dolphin                                     Romania .................               --             51.0             51.0
The Pride Reinsurance Company, LTD.               Ireland .................               --            100.0            100.0
Trofo S.A.                                        Greece ..................               --            100.0             50.6
Vadis S.P.R.L.                                    Belgium .................               --            100.0            100.0
Wambacq & Peeters S.A.                            Belgium .................             85.0               --             85.0
Wintrucks S.A.                                    Belgium .................             20.0             80.0             88.0

B. PROPORTIONALLY CONSOLIDATED

Shop N Save                                       Singapore ...............               --             49.0             49.0

C. ASSOCIATED COMPANIES

Accounted under the equity method:
   Debarry Center                                 United States ...........               --             50.0             50.0
Accounted under the cost method:
    ENA Bulgaria EOOD                             Bulgaria ................               --            100.0             50.6
    HomeRuns.com                                  United States ...........               --               --               --
    Special Event S.A.                            Belgium .................             30.0               --             30.0

---------------

(1) Delhaize Group consolidated and controlled the operations of Delhaize America for all periods presented. In April 2001, Delhaize Group completed its purchase of Delhaize America in a share exchange. At December 31, 2000, Delhaize Group owned 37.2% of Delhaize America's non-voting Class A common stock and 56.3% of Delhaize America's voting Class B common stock resulting in an effective ownership interest in Delhaize America of 45.1%.

(2) On November 12, 2001, Super Discount Markets, Inc. filed for protection under Chapter 11 of the United States bankruptcy code and is in liquidation.

                                      E-4